EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-96552 and 33-1112) pertaining to the AST Research, Inc. Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan - 1983 (as amended); in the Registration Statements (Form S-8 Nos. 33-1111 and 33-30666) pertaining to the Chief Executives' Plan (as amended); in the Registration Statements (Form S-8 Nos. 33-29345, 33-57234 and 333-00485) pertaining to the 1989 Long-Term Incentive Program (as amended); in the Registration Statements (Form S-8 Nos. 33-52482 and 333-00489) pertaining to the Non-Employee Directors' Common Stock Purchase Warrants and 1991 Stock Option Plan for Non-Employee Directors; in the Registration Statement (Form S-8 No. 33-55241) pertaining to the AST Research, Inc. 1994 One-Time Grant Stock Option Plan for Non-Employee Directors; and in the Registration Statement (Form S-8 No. 333-00487) pertaining to the President's Plan of AST Research, Inc. of our report dated January 30, 1997, with respect to the consolidated financial statements and schedule of AST Research, Inc. included in this Annual Report (Form 10-K) for the year ended December 28, 1996.




                                                     Ernst & Young LLP


Orange County, California
March 28, 1997